                                                                   Exhibit 24.2

                              POWER OF ATTORNEY

        The undersigned does hereby constitute and appoint John H. Goldsmith and William C. Dennis, Jr. and each of them singly, his true and lawful attorney-in-fact and agent of the undersigned, to sign for the undersigned and in his name as a Director of Freedom Securities Corporation, the Freedom Securities Corporation Registration Statement on Form S-1 and any and all pre-effective and post-effective amendments to said Registration Statement, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case with the Securities and Exchange Commission, and generally to do all such things in his name and on his behalf in his capacities with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

        The power of attorney granted herein shall be deemed to be coupled with an interest and may be exercised by such attorney-in-fact to execute on behalf of the undersigned the applications, instruments, documents and certificates referred to above, which applications, instruments, documents and certificates shall be deemed to be authorized, valid and binding, and enforceable without further inquiry.

Dated: March 10, 1998                      /s/ Gregory N. Thomas
                                          ------------------------------------
                                          Gregory N. Thomas